UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015 (June 23, 2015)

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th St., Suite C Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-5271

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2015 (the “Closing Date”), Surna, Inc. (the “Company”) entered into a security agreement (the “Security Agreement”) with Kind Agrisoft, LLC (“Kind”), pursuant to which Kind granted the Company a security interest in all of its intellectual property and accounts receivable (the “Assets”) to secure the payment of all past and future loans from the Company, which, as of the Closing Date, equaled $272,217.66 (the “Debt Obligations”).

Prior to the Closing Date, the Company entered into a memorandum of understanding (the “MOU”) with Kind pursuant to which Kind agreed to make an initial payment of not less than $25,000 (the “Initial Payment”) to the Company no later than 2 business days after the Closing Date. The Initial Payment will be applied to the Debt Obligations. Additionally, as agreed upon in the MOU, the remaining amount of the Debt Obligations shall bear interest at a rate of 8% per annum and payable to the Company in such amounts and on such dates as follows: (i) $40,000 on the first day of the fourth month after the Initial Payment and (ii) $50,000, or such lesser amount necessary to make the final payment, every three months thereafter until the Debt Obligations are fully satisfied (collectively, the “Payment Schedule”). In the event Kind fails to comply with the Payment Schedule and such default is not cured within ten business days after notice from the Company, then all amounts shall be accelerated and immediately payable to the Company.

Pursuant to the MOU, the Company and Kind agreed (i) that the Company will subordinate its lien against the Assets, if such subordination is required by Kind’s lenders, when the Debt Obligations is less than $100,000, (ii) Kind will pay the Company a 1% quarterly royalty on its EBITDA (earnings before interest taxes depreciation and amortization), which payments, together with the Debt Obligations, will not exceed $600,000, and (iii) that the parties will negotiate a co-development and licensing agreement.

Previously, the Company entered into an agreement to acquire (the “Proposed Acquisition”) from Jim Willet and Forbeez Capital, LLC (collectively, the “Sellers”) 66% of the total membership interests in Agrisoft Development Group (“Agrisoft”). In connection with the Proposed Acquisition, the Company advanced a total of $260,000 to Agrisoft, which advances were secured by Agrisoft’s assets. Pursuant to the MOU, Kind agreed to purchase Agrisoft’s assets and repay any advances made by the Company to Agrisoft. Accordingly, the Debt Obligations represent the outstanding advances, plus accrued but unpaid interest, made by the Company as of the Closing Date. In connection with Kind’s purchase of Agrisoft’s assets, the Company will not proceed with the Proposed Acquisition at this time.

The descriptions of the Security Agreement and MOU are not complete and are qualified by the full text of the Security Agreement and MOU, which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD.

On June 25, 2015, the Company issued a press release related to the Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Security Agreement.

10.2	Memorandum of Understanding.

99.1	Press release dated June 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Dated: June 25, 2015	By:	/s/ Tae Darnell
	Name:	Tae Darnell
	Title:	Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Security Agreement.

10.2	Memorandum of Understanding.

99.1	Press release dated June 25, 2015.